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UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

________April 9, 2013___________________

MASCOT VENTURES, INC.

(Exact name of registrant as specified in its charter)

NEVADA

State or Other Jurisdiction of Incorporation

000-54298      80-0818756

                     (Commission File Number)        (IRS Employer Identification Number)

1802 North Carson Street, Suite 212

Carson City, Nevada 89701

(Address of principal executive offices) (Zip Code)

(646) 520-7426

Registrant’s telephone number, including area code

_________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2013 pursuant to N.R.S. 78.315 and N.R.S. 78.325, the Board of Directors appointed Mr. Dale Davis as a member of the Board of Directors of Mascot Ventures, Inc. (the “Company”).

On that same day of April 9, 2013, Wendy Wildmen, President, Chief Executive Officer, Chief Financial Officer, Treasure, and Director of the Company presented her letter of resignation from all appointments as an officer or director of the Company.  In addition, Mr. Clive Hope, Secretary and Director of the Company, also presented his letter of resignation from all appointments as an officer or director of the Company on the same day.  As the sole Director, Mr. Dale Davis may act, in his capacity as the sole decision maker of the Company, as interim President and Chief Financial Officer until such time that the Board of Directors duly appoints the same.  Neither resignation was the result of any disagreement with our operations, policies, or practices.

Familial Relationships

There are no familial relationships between Mr. Dale Davis and the Company.

Biographical Information

Dale Davis

Elliott Lydell (Dale) Davis, born March 25, 1969 in Toccoa, Georgia is the founder and CEO of both Pro Player Holdings and The Dale Davis Foundation for at Risk Youth, which grants scholarships across the country. Mr. Davis, a graduate of Clemson University with a degree in Business Management, was drafted by the Indiana Pacers in the first round of the 1991 National Basketball Association (NBA) Draft (13th overall).

In his first nine years in the NBA, Mr. Davis led the Pacers in field goal percentage and is ranked first in team history in that category and rebounding. In 2000, Mr. Davis was selected to participate in the NBA All-Star game. He played in the Final Four of the NBA Finals four times and was ranked 22nd in NBA history in career field goal percentage. He also played for Portland, Golden State, New Orleans and Detroit.

Mr. Davis founded the company World Ain’t Right (W.A.R.) Enterprises, which produces projects in the Movie, Music, Technology, Social Media and Entertainment sector. W.A.R. Entertainment has produced several film projects that have been distributed by Universal Studios; as well as several music projects independently distributed.

Mr. Davis is the founder of Pro Player Holdings, LLC. Pro Player Holdings is a privately held, diversified holding company that secures, merges, augments and directs the investments of professional athletes, agents, coaches, managers and investment partners.

As a member of the management team for Pro Player Holdings, LLC Mr. Davis created Pro Player University in conjunction with San Diego University for Integrative Studies. Pro Player University paves the way for professional athletes to continue their educational pursuits via an online educational channel and career development program.

Ownership of Certain Directors and Management

Although there is no change in the beneficial owners of the Company, the Company hereby discloses the equity holdings of Mr. Dale Davis as a member of the Board of Directors and/or management as follows:

Manager	Shares	% of Ownership
Dale Davis	0	0.00%

Litigation

During the past ten years, Mr. Dale Davis has not been the subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or
ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

Mr. Davis is not a party to any material plan, contract or arrangement (whether or not written) to which a covered officer is a party or in which he or she participates that is entered into or material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mascot Ventures, Inc._______________

(Registrant)

Date: ____April 12, 2013_________________

/s/Dale Davis_____________________

Dale Davis

Director